Exhibit 99.2

Limberlost Bancshares, Inc.

215 East Line Street

Geneva, Indiana 46740

November 7, 2018

Dear ESOP Participant:

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Special Meeting of Shareholders of Limberlost Bancshares, Inc. (“LBI”) (“Special Meeting”) relating to the proposed merger of LBI with and into Farmers & Merchants Bancorp, Inc. (the “Merger”). With this letter you are receiving the Notice of Special Meeting of Shareholders, the proxy statement/prospectus relating to the Special Meeting, a voting instruction card, and a postage-prepaid envelope for return of the voting instruction card. The proxy statement/prospectus includes a complete description of the Merger, and all information presented in this letter is qualified in its entirety by the proxy statement/prospectus.

As a participant in the Bank of Geneva Employee Stock Ownership Plan (the “ESOP”), you have certain rights. While the ESOP is considered the shareholder of record with respect to shares of LBI common stock held in the ESOP and Town and Country Bank, the Trustee of the ESOP (“Trustee”), is responsible for voting such shares, as a participant you are entitled to instruct the Trustee on how to vote shares of LBI common stock allocated to your ESOP account as of the record date for the Special Meeting, or the close of business on October 26, 2018, in connection with the Merger. The accompanying voting instruction card is being provided for the purpose of conveying your voting instructions to the Trustee on the proposals to be presented at the Special Meeting. Your instructions will not be revealed, directly or indirectly, to any officer, employee, or director of LBI or Bank of Geneva.

After you have reviewed the accompanying proxy statement/prospectus, we urge you to complete the voting instruction card and return it to the Trustee. All shares of LBI common stock allocated to your ESOP account will be voted in accordance with your instructions, provided that your voting instruction card is timely received by the Trustee. Your voting instruction card must be received by the Trustee no later than 11:59 p.m., local time, on December 7, 2018. If you do not complete and return your voting instruction card or your voting instruction card is not timely received, all shares of LBI common stock allocated to your ESOP account will be voted by the Trustee in a manner calculated to most accurately reflect the instructions received from other ESOP participants.

In order to direct the voting of your shares of LBI common stock allocated to your ESOP account, please complete, sign, and date, and return your voting instruction card in the enclosed postage-prepaid envelope no later than 11:59 p.m., local time, on December 7, 2018, to the Trustee as follows:

Town and Country Bank

Attn: Trust Department

3601 Wabash Avenue

Springfield, Illinois 62711

Sincerely,

Andrew J. Briggs

Chairman

VOTING INSTRUCTION CARD

BANK OF GENEVA EMPLOYEE STOCK OWNERSHIP PLAN

SPECIAL MEETING OF SHAREHOLDERS

December 12, 2018

The undersigned, being a participant in the Bank of Geneva Employee Stock Ownership Plan (the “ESOP”), does hereby instruct the Trustee of the ESOP to vote with respect to all shares of common stock of Limberlost Bancshares, Inc. (“LBI”) allocated to the undersigned in the ESOP as of October 26, 2018, at the Special Meeting of Shareholders (“Special Meeting”) to be held at the Clock Tower Inn, 1335 US Highway 27 North, Berne, Indiana 46711, on December 12, 2018 at 5:00 p.m., local time, or at any adjournment or postponement thereof. The Trustee is hereby authorized to cast all votes to which the undersigned is entitled as follows:

1.

To approve the Agreement and Plan of Reorganization and Merger, dated August 17, 2018, between Farmers & Merchants Bancorp, Inc. and LBI, and to approve the transactions contemplated thereby (the “Merger Proposal”).

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

2.	To approve one (1) or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

3.	Such other matters which may properly be presented at the Special Meeting or any adjournment or postponement of the Special Meeting.

The Board of Directors of LBI recommends that you vote “FOR” Proposals 1 and 2.

IF PROPERLY EXECUTED AND RETURNED TO THE TRUSTEE, SHARES ALLOCATED IN THE ESOP TO THE UNDERSIGNED WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED. IF NO INSTRUCTION IS MADE OR INSTRUCTIONS ARE NOT TIMELY RECEIVED, SHARES ALLOCATED IN THE ESOP TO THE UNDERSIGNED WILL BE VOTED BY THE TRUSTEE IN A MANNER CALCULATED TO MOST ACCURATELY REFLECT THE INSTRUCTIONS RECEIVED FROM OTHER ESOP PARTICIPANTS. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, THESE INSTRUCTIONS WILL BE VOTED BY THE TRUSTEE IN A MANNER INTENDED TO REPRESENT THE BEST INTEREST OF PARTICIPANTS OF THE ESOP. AT THIS TIME, LBI KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders, the proxy statement/prospectus relating to the Special Meeting, and a Voting Instructions Letter.

Please sign your name exactly as it appears on the label affixed. When signing as attorney, executor, administrator, trustee, guardian, or in another fiduciary capacity or representative capacity, please give full title as such.

Your voting instruction card must be received by the Trustee no later than 11:59 p.m., local time, on December 7, 2018.

PLEASE PROMPTLY COMPLETE, SIGN, AND DATE, AND RETURN THIS VOTING INSTRUCTION CARD TO THE TRUSTEE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Dated: ___________________, 2018	Signature of Participant

Printed Name of Participant